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                                                                   Exhibit 10(p)

                            2007 LTIP AWARD AGREEMENT

     Employee's Name: <First Name, Last Name>

     This 2007 Stock Settled Appreciation Right AGREEMENT (the "Agreement") dated as of <date>, is between EDO Corporation, a New York corporation (the "Company"), and <Employee's name>.

     The EDO Corporation 2006 Long-Term Incentive Plan (the "Plan") is intended to foster and promote the long-term financial success of the Company by motivating superior performance by means of providing for the acquisition of an ownership interest in the Company by Eligible Employees. The Company's Board of Directors has designated its Compensation Committee (the "Committee") as the committee to administer the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meaning assigned to such terms in the Plan.

     Pursuant to Paragraph 6(a) of the Plan, on <date>, the Committee awarded <# of Stock Appreciation Rights to you, subject to the terms and conditions described below. This Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a Common share on the date of exercise of the Stock Appreciation Right over the exercise price thereof, identified below. Pursuant to Paragraph 6(b) of the Plan, the Committee has determined that this Stock Appreciation Right shall be settled in Common Shares, except as otherwise provided herein.

1.   Grant of Stock Appreciation Rights, Exercise Price

The Company hereby evidences and confirms its grant to you on XXX, of Stock Appreciation Rights for XXXX Common Shares, at an exercise price of $XX.XX per share, which is the fair market value of a Common Share (as defined by the Plan) on the date of grant. This grant shall be subject to the provisions of the Plan.

2.   Term for Exercise

     The Stock Appreciation Rights shall be exercisable and the right to such exercise become non-forfeitable at a rate of 25% of the Common Shares covered thereby on each [one year] anniversary of the date of grant, subject to the provisions hereof, and shall remain exercisable over the remaining term of the Stock Appreciation Rights. Unless an earlier expiration date is specified by this Agreement, the right to exercise shall expire on the seventh (7) anniversary of the date of grant of these Stock Appreciation Rights.

Notwithstanding the foregoing, upon the occurrence of a change in control (as defined in the Plan) any unexercised portion of the Stock Appreciation Right shall promptly be canceled in exchange for either (i) payment in cash of an amount equal to the excess of the change in control price over the exercise price for such rights, or (ii) an Alternative Award as defined in Paragraph 10(b) of the Plan.


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3.   Who may Exercise

     Except as provided in the Plan, the Stock Appreciation Rights granted hereunder are exercisable during your lifetime only by you. If you die, become disabled or retire with the consent of the committee all unexercised rights shall be exercisable by you, your estate or legal guardian, as such may be the case as provided for in paragraph 5 (d) of the Plan.


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4.   Termination of Service

     Except as provided for in Paragraph 5(d) of the Plan, the rights to any portion of the Stock Appreciation Right that has not become non-forfeitable shall immediately terminate at the termination of your employment with the Company.

5.   Capital Adjustments for Corporate Transactions

     Upon the occurrence of an event described in Paragraph 4(c) of the Plan, the number of the Common Shares covered by this Agreement shall be proportionately adjusted in accordance with the terms of that Paragraph.

6.   Withholding Taxes

     The Company shall have the right to deduct withholding taxes from any payments made pursuant to this Agreement or to make such other provisions, as it deems necessary or appropriate to satisfy its obligations to withhold federal, state or local income or other taxes incurred by reason of payments or the issuance of Common Shares under this Agreement, including the selling of shares necessary to satisfy such obligations. Whenever, under this Agreement, Common Shares are to be delivered, the Committee shall be entitled to require as a condition of delivery that you remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

7.   Agreement

     Nothing contained in this Agreement and no action taken pursuant to this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and you, your executor, administrator or other legal representative, or designated beneficiary or any other persons. Any reserves that may be established by the Company in connection with this Agreement shall continue to be part of the general funds of the Company and no individual or entity other than the Company shall have any interest in such funds until paid. If and to the extent that you or your executor, administrator or other legal representative, as the case many be, acquires a right to receive any payment from the Company pursuant to this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company.

8.   Notices

     You shall be responsible for furnishing the Company with the current and proper address for the mailing of notices and delivery of agreements, shares pursuant to this Agreement. Any notices required or permitted to be given shall be in writing and shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until you furnish the proper address. Notice may also be given by fax, Notice shall be effective upon receipt. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of this Agreement or any applicable law. Notice to the Company shall be given as follows:

          EDO Corporation


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          60 East 42nd Street, 42nd Floor
          New York, New York 10165


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9.   Entire Agreement

     This Agreement and the Plan embody the entire agreement and understanding between the Company and you with respect to the subject matter hereof and may not be changed, modified or terminated orally but only by a written instrument executed by the Company and you. The Committee shall have complete discretionary authority to interpret this Agreement in accordance with the provisions of the Plan.

10.  Governing Law

     This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without reference to its conflict of law rules to the extent not pre-empted by Federal law, which shall otherwise control.

11.  Severability of Provisions

     If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed and enforced as if such provisions had not been included.

12.  Interpretation, etc.

     The Committee in accordance with the applicable provisions of the Plan shall administer the Plan and this Agreement. All determinations by the Committee as to any matter, including matters of interpretation of this Agreement and the Plan shall be conclusive and binding upon you. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.

13.  Amendments

     The Committee shall have the right, from time to time, to amend the Agreement provided that no such amendment shall impair your rights under this Agreement without your consent. The Company shall give written notice to you of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended in a written document signed by both you and the Company.

14.  No Right of Employment

     Nothing in this Agreement and no action by the Company, the Board or the Committee in establishing or administering this Agreement shall be construed as giving you the right to be retained in the employ of the Company or any Subsidiary.

15.  Headings and Captions

     The headings and captions herein are provided for reference and convenience only. They shall not be considered part of this Agreement and shall not be employed in its construction.


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16.  Supplements

     The Committee may add any supplement to this Agreement at a later date if such supplement does not adversely affect your rights under this Agreement. All capitalized terms used in such supplements without definition are used as defined in this Agreement or the Plan.

     By signature below, the Company and you have duly executed this Agreement.

EDO CORPORATION


By:
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    Patricia Comiskey
    Senior Vice President - Human
    Resources


Accepted:
          ---------------------------
          (Employee)


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